UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 37th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2023 (the “Closing Date”), Owl Rock Capital Corporation (the “Company”) completed a $397.7 million term debt securitization transaction (the “CLO Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Transaction were issued by the Company’s consolidated subsidiary Owl Rock CLO X, LLC, a limited liability organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “Indenture”), by and among the Issuer and State Street Bank and Trust Company: (i) $228 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.45% and (ii) $32 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.60% (together, the “Secured Notes”). The Secured Notes are secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Secured Notes are scheduled to mature on April 20, 2035. The Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.

Concurrently with the issuance of the Secured Notes, the Issuer issued approximately $137.7 million of subordinated securities in the form of 137,700 preferred shares at an issue price of U.S. $1,000 per share (the “Preferred Shares”). The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Secured Notes. The Company purchased all of the Preferred Shares. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

As part of the CLO Transaction, the Company entered into a loan sale agreement with the Issuer dated as of the Closing Date (the “ORCC Loan Sale Agreement”), which provided for the sale and contribution of approximately $248.99 million par amount of middle market loans from the Company to the Issuer on the Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Secured Notes. The remainder of the initial portfolio assets securing the Secured Notes consisted of approximately $141.306 million par amount of middle market loans purchased by the Issuer from ORCC Financing III LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Closing Date between the Issuer and ORCC Financing III LLC (the “ORCC Financing III Loan Sale Agreement”). The Company and ORCC Financing III LLC each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Through April 20, 2027, a portion of the proceeds received by the Issuer from the loans securing the Secured Notes may be used by the Issuer to purchase additional middle market loans under the direction of Owl Rock Capital Advisors LLC (“ORCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Secured Notes are the secured obligation of the Issuer, and the Indenture includes customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

ORCA will serve as collateral manager for the Issuer under a collateral management agreement dated as of the Closing Date (the “Collateral Management Agreement”). ORCA is entitled to receive fees for providing these services. ORCA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated March 31, 2022, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the CLO X Issuer’s equity or notes owned by the Company.

ORCC expects to use the proceeds of the issuance and incurrence of the Secured Notes, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Transaction and other arrangements entered into on the Closing Date contained in this Current Report on Form 8-K do not purpose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the ORCC Loan Sale Agreement, the ORCC Financing III Loan Sale Agreement and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On March 9, 2023, ORCC Financing III LLC (“ORCC Financing III”), a Delaware limited liability company and special purpose subsidiary of Owl Rock Capital Corporation, a Maryland corporation (the “Company” or “us”), terminated the Loan Financing and Servicing Agreement (the “Secured Credit Facility”) with ORCC Financing III, as Borrower, the Company, as services provider and equityholder, the lenders from time to time parties thereto (the “Lenders”), Deutsche Bank AG, New York, as Facility Agent, State Street Bank and Trust Company, as Collateral Agent and Cortland Capital Market Services LLC as Collateral Custodian. ORCC Financing III repaid all outstanding loans under the Secured Credit Facility in full in connection with this termination.

Item 2.03 –	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Indenture, dated as of March 9, 2023, by and between Owl Rock CLO X, LLC, as Issuer and State Street Bank and Trust Company, as Trustee.

10.2	Collateral Management Agreement, dated as of March 9, 2023, between Owl Rock CLO X, LLC and Owl Rock Capital Advisors LLC.

10.3	Loan Sale Agreement, dated as of March 9, 2023, between Owl Rock Capital Corporation, as Seller and Owl Rock CLO X, LLC, as Purchaser.

10.4	Loan Sale Agreement, dated as of March 9, 2023, between ORCC Financing III LLC, as Seller and Owl Rock CLO X, LLC, as Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

March 13, 2023	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer